UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 9, 2010

IMMUNOSYN CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	005-82677	20-5322896
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10815 Rancho Bernardo Road, Suite 101,
San Diego, CA  92127
(Address of Principal Executive Offices and Zip Code)

(888) 853-3663
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14A-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 4 – Matters Related to Accountants and Financial Statements

Item 4.02.  Non-Reliance on Previously Issued Financial Statements or a Related Audit Report or Completed Interim Review.

(a)      On March 9, 2010, the Board of Directors of Immunosyn Corporation, a Delaware corporation (the “Corporation”), determined that the Corporation’s financial statements for (1) the period August 3, 2006 (inception) through December 31, 2006 and (2) the fiscal years ended December 31, 2007 and December 31, 2008, and the Corporation’s quarterly financial statements for the fiscal quarters ended March 31, 2007, June 30, 2007, September 30, 2007, March 31, 2008, June 30, 2008, September 30, 2008, March 31, 2009, June 30, 2009 and September 30, 2009 should no longer be relied upon.

After reviewing comments from the Securities & Exchange Commission (the “SEC”), the issues raised in management’s discussions with the staff of the SEC, the literature cited by the SEC including paragraph 12 of Statement of Financial Accounting Standards No. 142, “Goodwill and Other Intangible Assets” and paragraph 11c of FAS 2, and the Corporation’s license agreement with Argyll Biotechnologies, LLC (the “License Agreement”), the Corporation agreed that a complete write off of the intangible asset at inception was appropriate. This will reduce the total assets for each period described in the first paragraph above by $400,000, increase net loss for the period described in clause (1) of the first paragraph above and increase accumulated deficit for the periods described in clause (2) of the first paragraph above.  The Corporation has no historical revenues, earnings, working capital or positive cash flow.  Additionally, the Corporation has always had a going concern qualification in its financial statements.

The Corporation intends to restate its 2007 and 2008 annual audited financial statements in its Annual Report on Form 10-K for the year ended December 31, 2009, as refilling each prior annual report would place an undue burden on the Corporation at this time.

The Board of Directors of the Corporation has discussed with its independent registered public accounting firm the matters disclosed herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned, hereunto duly authorized.

IMMUNOSYN CORPORATION

Dated: March 10, 2010	By:	/s/ Douglas A. McClain, Jr.
Douglas A. McClain, Jr. Chief Financial and Accounting Officer